Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Zim Corporation

We hereby consent to the incorporation by reference in the Registration Statements of ZIM Corporation on Forms S-8 (File No. 333-110878, effective December 3, 2003; File No. 333-135447, effective June 29, 2006; and File No. 333-135448, effective June 29, 2006) of our Independent Registered Public Accounting Firm’s report dated June 24, 2010 which appears in this Annual Report to shareholders on Form 20-F.

/s/ Raymond Chabot Grant Thornton LLP
Raymond Chabot Grant Thornton LLP
Ottawa, Canada
July 19, 2011